Exhibit 99.1

Elephant Talk and Iusacell Sign Settlement Worth Approximately $13.5 Million for Mobile Network Enablement Agreement

NEW YORK, NY — June 16, 2015 – Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk” or the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA® 2.0) platforms and cyber security solutions, today announced that after a productive commercial relationship lasting several years, Grupo Iusacell (“Iusacell”) and Elephant Talk have ended their relationship, agreeing to a global settlement worth approximately $13.5 million in favor of Elephant Talk, consisting of 12.6 million in cash and the remaining balance in exchange for certain obligations of Elephant Talk to Iusacell. The cash payment will be reflected on the Company’s financial reports for the quarter ended June 30, 2015. The reason for the termination was to allow for AT&T and Iusacell to ensure consistency of infrastructure suppliers in their businesses. The amicable parting of the companies in no way reflects on the performance of Elephant Talk or its technology and neither parties rule out the possibility of future business relationships.

Steven van der Velden, Chairman and CEO of Elephant Talk stated: “This settlement properly reflects our contract terms. This settlement provides us with significant means to carry out our business plans by providing an important cash settlement and allowing us to remain the owner of the platforms in Mexico. With this successful negotiation behind us, we now will re-focus all of our time and assets on our new business efforts in North America, Latin America, Europe and the Middle East where we have near-term opportunities to deploy our ET Software DNA Platforms.”

For further information please review the Company’s 8K filed on June 16, 2015 at www.sec.gov.

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, reliable industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, HP and Affirmed Networks. Visit: www.elephanttalk.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission (the "SEC"), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Capital Markets Group

813-926-8920

steve@capmarketsgroup.com

Public Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net